Exhibit P(17)

CODE OF ETHICS

CITIGROUP ASSET MANAGEMENT–NORTH AMERICA

AND CERTAIN REGISTERED INVESTMENT COMPANIES

As Amended January 28, 2005

Pursuant to Rule 17j-1 of the Investment Company Act of 1940, and

Rule 204A-1 of the Investment Advisers Act of 1940

A Commitment to Integrity

I.	Statement of Principles - Citigroup Asset Management (“CAM”)[1], and those U.S.-registered investment companies advised, managed or sponsored by CAM (the “Funds”) whose boards have adopted this Code of Ethics (“Code”) in order to establish rules of conduct for persons who are associated with CAM and the Funds, as applicable. The Code’s purpose is (i) to minimize conflicts and potential conflicts of interest between employees of CAM and CAM’s clients (including the Funds), and between Fund directors or trustees and their Funds, (ii) to provide policies and procedures consistent with applicable law and regulation, including Rule 17j-1 under the Investment Company Act of 1940 and 204A-1 under the Investment Advisers Act of 1940, and other applicable provisions of the Federal securities laws and (iii) to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts. All U.S. employees and certain immediate family members of CAM, including employees who serve as Fund officers, directors or trustees, and all directors or trustees (“directors”) of each Fund, are Covered Persons under this Code. The defined term “Covered Persons” is described in Section II below

All CAM personnel owe a fiduciary duty to CAM’s clients and must put the customer’s interests first, must protect their confidentiality, must not take inappropriate advantage of their positions, must not act upon non-public information, and are required to fulfill their fiduciary obligations. Personal securities transactions by Covered Persons (including certain transactions in the firm’s 401(k) plan) shall adhere to the requirements of this Code and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of the person’s position of trust and responsibility. While the Code is designed to address both identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered Persons are expected to adhere not only to the letter, but also the spirit of the policies contained herein. All Fund directors owe a fiduciary duty to each Fund of which they are a director and to that Fund’s shareholders when conducting their personal investment transactions. At all times and in all matters Fund directors shall place the interests of their Funds before their personal interests. The fundamental standard to be followed in personal securities transactions is that Covered Persons may not take inappropriate advantage of their positions.

As a matter of law and of this Code, no CAM employee must ever discuss (except for those individuals who already know about such information before the conversation.), trade in a security, option, or commodity (including shares of a proprietary open-end or closed-end mutual fund, or unit investment trust (“UIT”)) or disseminate non-public information while in possession of

[1]	Investment advisory services provided by Salomon Brothers Asset Management Inc., Smith Barney Asset Management (a division of Citigroup Global Markets Inc.), Citibank Global Asset Management (a unit of Citibank N.A.) and affiliated advisory entities.

material, non-public information about the issuer or the market for those securities or commodities, even if the employee has satisfied all other requirements of this Code. From time to time the Compliance Department may notify employees who are deemed to be in possession of material non-public information that they are restricted from trading certain securities, which may include mutual funds, for a period of time determined by the Compliance Department. Where such a restriction applies to a money market fund, the restriction would extend to check writing, where such a facility is available.

CAM employees are also subject to and must comply with the requirements of the Federal securities laws, certain provisions of which are addressed in other Citigroup policies including: Citigroup Code of Conduct; CAM Non-Public Information and Chinese Wall Policy; Information Barrier Policy; policies on insider trading; the purchase and sale of securities listed on any applicable Citigroup restricted list; the receipt or giving of gifts; Cash and Non-Cash Compensation; Disclosure of Open-End Mutual Fund Positions Policy; Market Timing Policy; and the Regulation FD Fair Disclosure Policy. These and other relevant CAM policies and procedures are available on CAM’s Intranet WEB site.

The Code is very important to CAM, our clients, and our affiliated entities. Violations by Covered Persons may result in the transaction being cancelled with any gains being forfeited and any losses being incurred by the Covered Person, and also potentially result in demotion, suspension, termination of employment, being banned from the securities business and large fines. The reputation of CAM and its employees for “best practices” and integrity is a priceless asset, and all employees have the duty and obligation to support and maintain it when conducting their personal securities transactions. If you should have any questions about the Code or any procedures hereunder, please contact the Compliance or Legal Departments.

II.	Covered Persons - This Code applies to the following persons:

1.	CAM U.S. Employees: Every permanent employee, including employees who serve as Fund officers, trustees or directors and, generally, temporary workers, independent contractors, and consultants working in any CAM business unit, must comply with all of the provisions of the Code applicable to CAM employees unless otherwise indicated. Certain employees (i.e., portfolio managers, traders and research analysts (and each of their assistants) are subject to certain additional restrictions outlined in the Code.) All other employees of CAM are considered to be “Advisory Personnel.”

The policies, procedures, and restrictions referred to in this Code also apply to an employee’s spouse, significant other and minor children. The Code also applies to any other account over which the employee is deemed to have beneficial ownership (This includes accounts of any immediate family members sharing the same household as the employee; accounts in which the employee otherwise has a pecuniary interest that allows the employee directly or indirectly to profit or share in any profit; a legal vehicle of which the employee is the controlling equity holder; and an entity in which the employee has an equity interest, provided the employee also has or shares investment control over the securities held by such entity); and any account over which the employee may otherwise be deemed to have control. For a more detailed description of beneficial ownership, see Exhibit A attached hereto.

2.

Fund Directors: The Code applies to all Fund directors. As set forth herein, the independent directors are not subject to the following sections: Section IV - Opening and Maintaining Employee Accounts; Section VII - Securities Holding Period/Short-Term Trading; Section VIII - Pre-Clearance/Notification; Section X - Prohibited Transactions, Section XI - Transactions in Options and Futures; Section XII - Chief Investment Officer

Oversight; Section XIII - Transactions in Citigroup Securities; Section XIV - Outside Affiliations and Directorships; Section XV - Acknowledgement and Reporting Requirements - CAM Employees; Section XXI - Media Statements; and Section XVII - Handling of Disgorged Profits. However, a Fund director who is also a CAM employee is subject to all provisions of this Code. Independent directors should consult with independent counsel with regard to any questions concerning their responsibilities under the Code.

3.	CAM Senior Executives: Certain CAM senior executives, in addition to this Code, are also Covered Persons under the Citigroup Personal Trading Policy (“CPTP”). Additional requirements of the CPTP are described in Sections VIII and XIII of this Code.

III.	Monitoring and Enforcement - It is the responsibility of each Covered Person to act in accordance with a high standard of conduct and to comply with the policies and procedures set forth in this document, and to report any violations promptly to the Compliance Department. CAM takes seriously its obligation to monitor the personal investment activities of its employees, and to review the periodic reports of all Covered Persons. Any violation of this Code by employees will be considered serious, and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure, and suspension or termination of employment. Any violation of this Code by a CAM employee will be reported by the Compliance Department to the person’s supervisor, and to the Chief Compliance Officers of the Advisers and the Funds.

IV.	Opening and Maintaining Employee Accounts - All employees’ brokerage accounts, including accounts maintained by a spouse or significant other, for which the employee is deemed to have beneficial ownership, any other accounts over which the employee, spouse and/or significant other exercises control, must be maintained either at Smith Barney (“SB”) or at Citicorp Investment Services (“CIS”). For spouses or other persons who, by reason of their employment or exceptional circumstances, are required to conduct their securities, commodities or other financial transactions outside of SB or CIS, employees may submit a written request for an exemption to the Compliance Department (See attached Exhibit B - Outside Brokerage Account Approval Request Form). If approval is granted, copies of trade confirmations and periodic (monthly or quarterly) statements must be sent to the Compliance Department. In addition, all other provisions of this Code will apply. The above policy also applies to temporary personnel, independent contractors, and consultants who have been or will be working in any CAM business unit for at least one year. It is each business unit’s responsibility to identify any temporary personnel, independent contractors, and consultants subject to this provision.

V.	Accounts and Transactions Covered by this Code - The following types of securities are covered (“Covered Securities”) by this Code:

1.	Stocks, notes, bonds, closed-end funds, off shore mutual funds, hedge funds, exchange traded funds (“ETFs”), debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures and all derivative instruments such as options, warrants and indexed instruments, or, in general, any interest or instrument commonly known as a “security.” All provisions of this Code cover transactions in these securities.

2.	Proprietary open-end U.S. mutual funds and open-end U.S. mutual funds sub-advised by CAM (with the exception of money market funds) are subject to the provisions of this Code as follows: (i) shares beneficially owned by CAM employees must be held in an account maintained at SB or CIS (in accordance with Section IV above); and (ii) shares beneficially owned by CAM employees must be held for a period of at least 90 calendar days (in accordance with Section VII below).

VI.	Excluded Accounts and Transactions - The following types of accounts and investment activities need not be maintained at SB or CIS, nor are they subject to the other restrictions of this Code:

1.	Open-end U.S. mutual funds that are not managed by CAM and are purchased directly from that fund company. Note: transactions relating to closed-end funds are subject to the pre-clearance, blackout period and other restrictions of this Code;

2.	Estate or trust accounts of which an employee or related person has a beneficial ownership, but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution. The employee must direct the trustee/bank to furnish copies of confirmations and statements to the Compliance Department;

3.	Fully discretionary accounts managed by either an internal or external registered investment adviser are permitted and may be custodied away from SB and CIS if (i) the employee receives permission from the Regional Director of Compliance or designee and the relevant Chief Investment Officer (“CIO”), and (ii) there is no communication between the manager and the employee with regard to investment decisions prior to execution. The employee must designate that copies of trade confirmations and periodic (monthly or quarterly) statements be sent to the Compliance Department;

4.	Employees may participate in direct investment programs that allow the purchase of securities directly from the issuer without the intermediation of a broker/dealer provided that the timing and size of the purchases are established by a pre-arranged, regularized schedule. Employees must pre-clear the transaction at the time that the dividend reinvestment program is being set up. (No provision in this Code requires a Covered Person to report or pre-clear a particular instance of dividend reinvestment once the applicable dividend reinvestment program has been properly pre-cleared); and

5.	In addition to the foregoing, the following types of securities are exempted from pre-clearance, blackout periods, reporting and short-term trading requirements: proprietary money market funds; U.S.-registered non-proprietary open-end mutual funds for which CAM does not serve as a sub-adviser; unit investment trusts that invest in unaffiliated mutual funds; U.S. Treasury bills, bonds and notes; mortgage pass-throughs (e.g., Ginnie Maes) that are direct obligations of the U.S. government; bankers’ acceptances; bank certificates of deposit; commercial paper; and high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody’s), including repurchase agreements.

VII.	Securities Holding Period/Short-Term Trading - Securities transactions by CAM employees must be for investment purposes rather than for speculation. Consequently, all CAM employees must adhere to the following:

1.	Proprietary open-end U.S. mutual fund shares and open-end U.S mutual funds sub-advised by CAM (with the exception of money market funds), including shares held in the firm’s 401(k) Plan, may not be redeemed or exchanged within 90 calendar days of purchase or prior exchange. A redemption or exchange of shares in a fund cannot be made within 90 calendar days of the latest purchase of shares from that fund, and must be held for investment purposes and not for speculation. Please note, depending upon the circumstances, the sale or exchange of shares in a proprietary open-end mutual fund or an open-end mutual fund sub-advised by CAM, even beyond the 90 calendar days, and could raise “short-term” trading concerns. The following situations are not subject to the 90 calendar day holding period: (i) redemptions or exchanges from a systematic purchase plan; (ii) dividend reinvestments; and (iii) changes to investment fund options to prospective contributions into the firm’s 401(k) Plan;

2.	For all securities other than shares in proprietary open-end U.S. mutual funds and open-end U.S. mutual funds sub-advised by CAM, securities may not be sold within 60 calendar days, calculated on a First In, First Out (“FIFO”) basis;

3.	Citigroup securities received as part of an employee’s compensation are not subject to the 60 calendar day holding period; and

4.	All profits from short-term trades, including exchanges of proprietary open-end mutual funds or open-end mutual funds sub-advised by CAM, are subject to disgorgement.

VIII.	Pre-Clearance/Notification - All CAM employees and temporary workers must pre-clear all personal securities transactions as set out below (see Section VI for a listing of accounts, transactions and securities that do not require pre-clearance). See attached Exhibit C - Employee Trade Pre- Approval/Notification Form and Exhibit K - Temporary Workers/Independent Contractors Pre-Trade Approval/Notification Form. A copy of these forms and other relevant forms can be also be found by accessing CAM’s Intranet WEB site.

1.	For all securities other than shares in proprietary open-end U.S. mutual funds or open-end U.S. mutual funds sub-advised by CAM, a transaction must not be executed until the employee has received the necessary approval from the Compliance Department. Pre-clearance is valid only on the day it is given. If a transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected). In connection with obtaining approval for any personal securities transaction, employees must describe in detail any factors that might be relevant to an analysis of the possibility of a conflict of interest.

2.	Purchases, redemptions and exchanges of proprietary open-end U.S. mutual funds or open-end U.S. mutual funds sub-advised by CAM must not be executed until a notification has been sent to and acknowledged by the Compliance Department. A notification is valid only on the day that it is sent.

3.	Contributions, redemptions (subject to the 90 calendar day holding period) and exchanges of proprietary open-end U.S. mutual funds or open-end U.S. mutual funds sub-advised by CAM in the firm’s 401(k) Plan are not subject to pre-clearance or notification requirements.

4.	Any trade that violates the pre-clearance/notification process may be unwound at the employee’s expense, and the employee will be required to absorb any resulting loss and to disgorge any resulting profit.

5.	CAM employees are prohibited from engaging in more than 20 transactions (not including purchases, redemptions or exchanges of shares in proprietary or non-proprietary mutual funds) in any calendar month, except with prior written approval from their relevant CIO, or designee. The Compliance Department must receive prompt notification and a copy of any such written approval.

6.	CAM employees subject to the CPTP (as referenced in Section II above) must obtain pre-clearance to make a charitable gift of securities (including a charitable gift of Citigroup securities).

7.	All CAM employees must make a quarterly report to the Compliance Department within 10 calendar days after quarter-end if the CAM employee acquires any or disposes of any securities (from any account over which the employee exercises control) by gift. This report containing the details of the security, date of gift, number of shares or par value, donor/donee and account where held may be made by E-Mail to the Compliance Department.

8.	In addition to the foregoing, the Senior Investment Officer for the Systematic Equity Platform, or designee, must approve all personal securities transactions for members of the CAM Research Department prior to pre-clearance from the Compliance Department as set forth in this section. Pre-approval by the Chief Investment Officer for the Systematic Equity Platform, or designee, is in addition to and does not replace the requirement for the pre-clearance of all personal securities transactions.

IX.	Blackout Periods - No Covered Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of the transaction acquires, any direct or indirect beneficial ownership if he/she has knowledge at the time of such transaction that the security is being purchased or sold, or is being considered for purchase or sale, by a managed fund, UIT or client account or in the case of a Fund director, by the director’s Fund. In addition, the following Blackout Periods apply to the categories of CAM employees listed below:

1.	Portfolio Managers and Portfolio Manager Assistants – may not buy or sell any securities for personal accounts seven calendar days before or after managed funds or client accounts he/she manages trade in that security;

2.	Traders and Trader Assistants – may not buy or sell any securities for personal accounts three calendar days before or seven calendar days after managed funds, UITs or client accounts he/she executes trades in that security;

3.	Research Analysts and Research Assistants – may not buy or sell any securities for personal accounts: seven calendar days before or after the issuance of or a change in any recommendation; or seven calendar days before or after any managed fund, UIT or client account about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department) trades in that security;

4.	Advisory Personnel (see Section II for details) – may not buy or sell any securities for personal accounts on the same day that a managed fund, UIT or client account about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department) trades in that security; and

5.	UIT Personnel – all employees assigned to the Unit Trust Department are prohibited from transacting in any security when a CAM-sponsored UIT portfolio is buying the same (or a related) security, until seven business days after the later of the completion of the accumulation period or the public announcement of the trust portfolio. Similarly, all UIT employees are prohibited from transacting in any security held in a UIT (or a related security) seven business days prior to the liquidation period of the trust.

Employees in the above categories may also be considered Advisory Personnel for other accounts about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department).

Blackout period requirements shall not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving 500 or fewer shares in the aggregate if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $10 billion and is listed on a U.S. Stock Exchange or NASDAQ. Note: Pre-clearance is still required. Under certain circumstances, the Compliance Department may determine that an employee may not rely upon this “Large Cap/De Minimus” exemption. In such a case, the employee will be notified prior to or at the time the pre-clearance request is made.

X.	Prohibited Transactions - The following transactions by CAM employees are prohibited without the prior written approval from the relevant CIO, or designee, and the Regional Compliance Director or designee:

1.	The purchase of private placements (See attached Exhibit D - Outside Investment Approval Request Form);

2.	The acquisition of any securities in an initial public offering (new issues of municipal debt securities may be acquired subject to the other requirements of this Code (e.g., pre-clearance));

3.	The commitment of capital including loans for investment or business purposes; and

4.	A security appearing on various restricted lists applicable to CAM that prohibit employees from executing a transaction in the issuer’s equity, fixed income, option, equity derivatives, warrants, rights, or any other securities related to the issuer.

XI.	Transactions in Options and Futures - CAM employees may buy or sell derivative instruments such as individual stock options, options and futures on indexes and options and futures on fixed-income securities, and may buy or sell physical commodities and futures and forwards on such commodities. These transactions must comply with all of the policies and restrictions described in this Code, including pre-clearance, blackout periods, transactions in Citigroup securities and the 60 calendar day holding period. However, the 60 calendar day holding period does not apply to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 calendar days and the entire position (including the underlying security) is closed out.

XII.	Chief Investment Officer Oversight The CIOs or their designees shall review on a periodic basis all CAM portfolio managers’ and analysts’ beneficial ownership of securities (excluding beneficial ownership through owning fund shares), and will compare the results of such ownership reviews with securities transactions recommended or executed by such portfolio managers and analysts during the review period on behalf of any mutual fund, UIT, off-shore fund, or client account. To the extent any CIO or designee deems appropriate, he or she may implement policies or procedures designed to minimize the risk, effects or appearance of any inappropriate recommendations or executions by applicable portfolio managers or analysts with respect to a managed fund, UIT, off-shore fund or client account.

XIII.	Transactions in Citigroup Securities – Unless a CAM employee is subject to the provisions of the CPTP (as referenced in Section II above), or is otherwise notified to the contrary, the employee may trade in Citigroup securities without restriction (other than the pre-clearance and other requirements of this Code), subject to the limitations set forth below:

1.	Employees whose jobs are such that they know about Citigroup’s quarterly earnings prior to release may not engage in any transactions in Citigroup securities during the “blackout periods” which begin on the first day of the last month of each calendar quarter and ends 24 hours after Citigroup earnings are released to the public. CAM employees subject to the CPTP (as referenced in Section II above), members of the CAM Management Committee and certain other Management Committee attendees are subject to these blackout periods. Charitable gifts of Citigroup securities are not subject to this blackout period, but must still be pre-cleared.

2.

Stock option exercises are permitted during a blackout period (but the simultaneous exercise of an option and sale of the underlying stock is prohibited unless pre-approved by the Compliance Department). With regard to exchange-traded options, no transactions in Citigroup options are permitted except to close or roll an option position granted by Citigroup that expires during a blackout period. Charitable contributions of Citigroup securities may be made during the blackout period, but an individual’s private foundation may not sell donated Citigroup common stock during the blackout period. “Good ‘til cancelled” orders on Citigroup stock must be cancelled before entering a blackout period and no such orders may be entered during a blackout period.

3.	No employee may engage at any time in any personal transactions in Citigroup securities while in possession of material non-public information. Investments in Citigroup securities must be made with a long-term orientation rather than for speculation or for the generation of short-term trading profits. In addition, please note that employees must not engage in the following transactions:

•	Short sales of Citigroup securities;

•	Purchases or sales of options (“puts” or “calls”) on Citigroup securities, except writing a covered call at a time when the securities could have been sold under this Code;

•	Purchases or sales of futures on Citigroup securities; or

•	Any transactions relating to Citigroup securities that might reasonably appear speculative.

4.	The number of Citigroup shares an employee is entitled to in the Citigroup Stock Purchase Plan is not treated as a long stock position until such time as the employee has given instructions to purchase the shares of Citigroup. Thus, employees are not permitted to use options to hedge their financial interest in the Citigroup Stock Purchase Plan.

5.	Contributions into the firm’s 401(k) Plan are not subject to the restrictions and prohibitions described in this section.

XIV.	Outside Affiliations and Directorships - Employees must obtain written approval from the CAM Compliance Department before accepting or conducting outside employment (See attached Exhibit H - Outside Business Affiliations Form) or directorships (See attached Exhibit I – Outside Directorship Form). Approval of outside directorships, in addition to Compliance Department approval, is needed from the employee’s supervisor and, in certain cases, from the General Counsel’s office. For additional information and a copy of our policy and procedure for outside business activities, please refer to the CAM’s Intranet WEB site.

XV.	Acknowledgement and Reporting Requirements - CAM Employees - All new CAM employees must certify that they have received a copy of this Code, and have read and understood its provisions. In addition, all CAM employees must:

1.	Acknowledge receipt of the Code and any modifications thereof, which CAM shall provide to each person covered by the Code; in writing (See attached Exhibit E for the Acknowledgement of the Code of Ethics Form);

2.	Within 10 days of becoming a CAM employee, disclose in writing all information with respect to all securities beneficially owned and any existing personal brokerage relationships (employees must also disclose any new brokerage relationships whenever established). The holdings report must be current as of a date not more than 45 days prior to the employee becoming a Covered Person. Such information should be provided on Exhibit F - Initial Report of Securities Holdings Form;

3.	Direct their brokers to supply, on a timely basis, duplicate copies of confirmations of all personal securities transactions (Note: this requirement may be satisfied through the transmission of automated feeds);

4.	Within 30 days after the end of each calendar quarter, provide information relating to securities transactions executed during the previous quarter for all securities accounts.[2] (Note: this requirement may be satisfied through the transmission of automated feeds, or the regular receipt of brokerage statements);

5.	Submit an annual holdings report containing similar information that must be current as of a date no more than 45 days before the report is submitted, and confirm at least annually all brokerage relationships and any and all outside business affiliations. The holdings report must be current as of a date no more than 45 days prior to the date of the report submitted; and

6.	Certify on an annual basis that he/she has read and understood the Code, complied with the requirements of the Code and that he/she has pre-cleared and disclosed or reported all personal securities transactions and securities accounts required to be disclosed or reported pursuant to the requirements of the Code. (See attached Exhibit G - Annual Certification Form)

XVI.	Fund Directors – Fund directors must comply with the provisions set forth in Section XV.2 through XV.5 (in the case of Section XV.2, within 10 days of becoming a Fund director), except as described below:

1.	A Fund director who is not an “interested person” of the Fund, within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, and who would be required to make reports solely by reason of being a Fund director, is not required to make the initial and annual holdings reports required by Section XV.2 and Section XV.5 above.

2.	A “non-interested” Fund director need not supply duplicate copies of confirmations of personal securities transactions required by Section XV.3 above, and need only make the quarterly transactions reports required by Section XV.4 above as to any Covered Security if at the time of a transaction by the director in that Covered Security he/she knew or, in the ordinary course of fulfilling his/her official duties as a director of a Fund, should have known that, during the 15-day period immediately before or after that transaction, that security is or was purchase or sold by a Fund of which he/she was a director or was being considered for purchase or sale by such a Fund.

XVII.	Handling of Disgorged Profits - Any amounts that are paid/disgorged by an employee under this Code shall be donated by the employee to one or more charities as directed by CAM.

XVIII.	Confidentiality - All information obtained from any Covered Person pursuant to this Code shall be kept in strict confidence, except that such information will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or to the Fund Boards of Directors to the extent required by law, regulation or this Code.

XIX.	Other Laws, Rules and Statements of Policy - Nothing contained in this Code shall be interpreted as relieving any person subject to the Code from acting in accordance with the provision of any applicable law, rule or regulation or, in the case of CAM employees, any statement of Code or procedure governing the conduct of such person adopted by Citigroup, its affiliates and subsidiaries.

[2]	CAM employees who are subject to the securities trading policies and procedures established by the Office of the Comptroller of the Currency (12 CFR 12.7) may comply with the quarterly reporting requirements hereunder by adhering to the policies set forth in this Code of Ethics, so long as all reportable information is delivered within 10 business days after the end of each quarter.

XX.	Retention of Records - All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law and regulation, including a copy of this Code and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law and regulation, including Rule 17j-1 under the 1940 Act, and Rule 204-2 under the Investment Advisers Act of 1940. The Compliance Department shall have the responsibility for maintaining records created under this Code.

XXI.	Media Statements - All CAM personnel owe a fiduciary duty to CAM’s clients. Any CAM employee, subject to other Citigroup policies and procedures, making any statements through any media outlet (including internet online statements) must be sensitive regarding the securities being discussed. Any such statements should be consistent with the employee’s professional and personal investing practices, and is subject to review by the Compliance Department.

XXII.	Exceptions to the Code - Any exceptions to this Code must have the prior written approval of both the relevant CIO and the Regional Director of Compliance or designee. Any questions about this Code should be directed to the Compliance Department.

XXIII.	Board Review - At least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act shall be prepared by the Chief Compliance Officer for the Funds and presented to the Funds’ Boards of Directors.

XXIV.	Other Codes of Ethics - To the extent that any officer of any Fund is not a Covered Person hereunder, or an investment sub adviser of, sponsor or principal underwriter for any Fund or UIT and their respective access persons (as defined in Rule 17j-1 and 204A-1) are not Covered Persons hereunder, those persons must be covered by separate Code of Ethics which are approved in accordance with applicable law and regulation.

XXV.	Amendments - This Code may be amended as to CAM employees from time to time by the Compliance Department. Any material amendment of this Code shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule 17j-1 of the Investment Company Act and Rule 204A-1 under the Investment Advisers Act. Any material amendment of this Code that applies to the directors of a Fund shall become effective as to the directors of that Fund only when the Fund’s Board of Directors has approved the amendment in accordance with Rule 17j-1 or at such earlier date as may be required to comply with applicable law and regulation.

TABLE OF EXHIBITS FOR CITIGROUP CODE OF ETHICS FORMS

EXHIBIT	TITLE	PAGE
A	Explanation of Beneficial Ownership	12

B	Outside Brokerage Account Approval Request Form	13

C	Employee Trade Pre-Approval/Notification Form	14

D	Outside Investment Approval Request Form	16

E	Acknowledgement of Code of Ethics Form	18

F	Initial Report of Securities Holdings Form	19

G	Annual Compliance Certification Form	20

H	Outside Business Affiliation Form	22

I	Outside Directorship Form	23

	Temporary Personnel Only

J	Outside Brokerage Account Approval Request Form (Temporary Worker Only)	24

K	Trade Pre-Approval/Notification Form (Temporary Worker Only)	25

L	Acknowledgement of Code of Ethics Form (Temporary Worker Only)	26

EXHIBIT A

EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have “Beneficial Ownership” of Securities if you have or share a direct or indirect “Pecuniary Interest” in the Securities.

You have a “Pecuniary Interest” in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

1.	Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. “Immediate family” means any child, stepchild, grandchild, parent, significant other, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2.	Your interest as a general partner in Securities held by a general or limited partnership.

3.	Your interest as a manager-member in the Securities held by a limited liability company.

4.	You are a member of an “investment club” or an organization that is formed for the purpose of investing a pool of monies in the types of securities mentioned in this Code Section V.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

1.	Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2.	Your ownership of a vested interest in a trust.

3.	Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

The foregoing is a summary of the meaning of “beneficial ownership”. For purposes of the attached Code, “beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations there under.

EXHIBIT B

CITIGROUP ASSET MANAGEMENT-NORTH AMERICA

Outside Brokerage Account Approval Request Form

Employee Name:

Tax Identification/Social Security Number:

The following information is provided in order to obtain Compliance approval to open and/or maintain a brokerage account outside Smith Barney or Citicorp Investment Services:

Outside Brokerage Firm Name:

Brokerage Firm Address: (Where letter should be sent)

Account Number:

Full Account Title:

Please indicate the reason why you are requesting to open and/or maintain a brokerage account outside of Smith Barney or Citicorp Investment Services:

❑	The account is a fully discretionary account managed by investment advisors, which are registered as such with the SEC (see investment advisor acknowledgment form, attached).

❑	The account is a joint account with my spouse who works for the brokerage firm where the account will be maintained. My title and position with CAM is , and my spouse’s title and position with his/her firm is .

❑	Estate or trust accounts of which an employee or related person has a beneficial ownership, but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution. Please refer to Exhibit A for a more detailed description of beneficial ownership.

❑	Other: .

A copy of any relevant statement(s) and this completed form must be provided to Citigroup Asset Management - Compliance Department. Mailing address is 300 First Stamford Place, 4th Floor, Stamford CT, 06902.

[Employee Signature]	Compliance Department

[Supervisor Signature]

Chief Investment Officer

EXHIBIT C

CITIGROUP ASSET MANAGEMENT- NORTH AMERICA

Employee Pre-Trade Approval/Notification Form

(Page 1)

Instructions:

All employees are required to submit this form to the Compliance Department prior to placing a trade. The Compliance Department will notify the employee as to whether or not pre-approval is granted. Pre-approval or acknowledgment of notification is effective only on the date granted. This completed form should be faxed to (203) 890-7102.

Employee Information

Employee Name:	Phone Number:

Account Title:

Account Number:

Managed Account(s)/Mutual Fund(s) for which employee is a Covered Person:

Security Information

		IPO	☐ Yes ☐ No	Private Placement ☐ Yes ☐ No

Security Name	Security Type-e.g., equity, mutual fund, debt, etc.	Ticker	Buy/Sell/ Redeem/Exchange	If Sale/Redemption /Exchange, Date First Acquired[3]	No. Shares/ Units	Large Cap Stock Exception?[4]
________________________	___________	___________	___________	___________	___________	___________
________________________	___________	___________	___________	___________	___________	___________

Your position with the Firm:

(Please check one of the following)	☐ Portfolio Manager / Portfolio Manager Assistant

☐ Research Analyst / Research Analyst Assistant

☐ Trader / Trader Assistant

☐ Unit Trust Personnel

☐ Other (Advisory Personnel)

NOTE:	• All Portfolio Managers must complete page two of this form.

• All Fundamental Research Analysts and their Assistants (Systematic Equity Platform) must complete page three of this form. and signed by their Senior Investment Officer or designees.

Certification

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department, or when executing transactions in proprietary open-end U.S. mutual funds or open-end U.S. mutual funds for which CAM serves as a sub-adviser notification is acknowledged by the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by CAM (including mutual funds managed by CAM). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related security for any Managed Accounts and/or Mutual Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

Signature	Date

For Use By the Compliance Department

Are Securities Restricted?	☐ Yes	☐ No	Pre-approval Granted/Notification Acknowledged?	☐ Yes	☐ No	Reason not granted:

Compliance Department Signature:				Date:		Time:

[3]	All securities sold must have been held for at least 60 calendar days. All shares in proprietary open-end U.S. mutual fund or open-end U.S. mutual funds sub-advised by CAM redeemed or exchanged must have been held for at least 90 calendar days.
4	For purposes of CAM’s Code, a Large Cap Exemption applies to transactions involving 500 or fewer shares in aggregate and the stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $10 billion

EXHIBIT C

CITIGROUP ASSET MANAGEMENT-NORTH AMERICA

Employee Pre-Trade Approval/Notification Form

(Page 2– PORTFOLIO MANAGER CERTIFICATION)

All portfolio managers must answer the following questions in order to obtain pre-approval. All questions must be answered or the form will be returned. If a question is not applicable, please indicate “N/A”.

1.	Have your client accounts purchased or sold the securities (or related securities) in the past seven calendar days?

Yes  ☐            No☐

2.	Do you intend to purchase or sell the securities (or related securities) for any client accounts in the next seven calendar days?

Yes  ☐            No☐

3.	Do any of your client accounts currently own the securities (or related securities)? Yes ☐ No ☐

3a.	If yes, and you are selling the securities for your personal account, please explain why the sale of the securities was rejected for client accounts but is appropriate for your personal account:

4.	Have you, in the past 7 calendar days, considered purchasing the securities (or related securities) for your client accounts?

Yes  ☐            No☐

4a.	If yes, and you are purchasing securities for your personal account, please explain why the purchase of the securities is appropriate for your account but has been rejected for your client accounts:

4b.	If no, and you are purchasing securities for your personal account, please explain why the purchase of the securities has not been considered for your client accounts:

Certification

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by CAM (including mutual funds managed by CAM). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related securities for any Managed Accounts and/or Mutual Funds (including mutual funds for which CAM serves as a sub-adviser) for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

Signature	Date

For Use By the Compliance Department

Are Securities Restricted?	☐ Yes	☐ No	Pre-approval Granted?	☐ Yes	☐ No	Reason not granted:

Compliance Department Signature:				Date:		Time:

EXHIBIT C

CITIGROUP ASSET MANAGEMENT-NORTH AMERICA

Employee Pre-Trade Approval/Notification Form

(Page 3– Supplemental Personal Trade Pre-Approval Form for Research Personnel)

Trade Date:

Buy or Sell	Security Name/Ticker	Shares/ Units	Client Account[5] (Y/N)	Recommended Security[6] (Y/N)	Conflict with Research Department[7] (Y/N)	Conflict with Managed Funds or Client Accounts[8] (Y/N)
____	_________________________	________	________	________	________	________
____	_________________________	________	________	________	________	________
____	_________________________	________	________	________	________	________

Please read and check to acknowledge:

❑	I agree that if an investment opportunity for a client in the same security presents itself within seven (7) calendar days of my personal trade, I will break my personal trade or immediately seek a waiver from Compliance.

❑	I have not executed more than twenty (20) transactions (including the transaction(s) I am seeking pre-approval for above) during the past calendar month.

❑	Do you currently own in a personal account any securities that you cover? ☐ Yes ☐ No If “Yes”, please supply the Name, Symbol and CUSIP number below:

Certification:

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by CAM (including mutual funds managed by CAM). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related securities for any Managed Accounts and/or Mutual Funds (including mutual funds for which CAM serves as a sub-adviser) for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

Signature	Date

Approved9:

Signature	Date

For Use By the Compliance Department

Are Securities Restricted?	☐ Yes	☐ No	Pre-approval Granted?	☐ Yes	☐ No	Reason not granted:

Compliance Department Signature:				Date:		Time:

[5]	Is this security being purchased or sold for a client or being considered for purchase or sale for a client?
[6]	Is this security currently a recommended security?
[7]	If the security is a “recommended” security, will your personal trade occur seven (7) calendar days before or after the issuance of a change or recommendation?
[8]	Will your personal trade occur seven (7) calendar days before or after any managed fund or client account (for which you have trading or portfolio information) trade in that security?
[9]	Must be signed by one of the following individuals: Andrew Moloff or Mark Sonnenblick.

EXHIBIT D

CITIGROUP ASSET MANAGEMENT-NORTH AMERICA

Outside Investment Approval Request Form

Citigroup Asset Management (“CAM”) policy requires employees to obtain the prior written approval of the Chief Investment Officer and the Regional Compliance Director or designee before making an outside investment. Examples of “outside investments” include, but are not limited to, Private Placements, Limited Partnerships, and any investments in securities that cannot be made through a member company of Citigroup. If the investment is a private placement or limited partnership, you must provide a copy of the prospectus, offering statement, subscription agreement or other similar document. You may also be required to obtain a letter from the issuer’s General Partner or other appropriate person stating that no member company of Citigroup will have a business relationship, nor will your status as an employee of CAM be utilized to solicit interest or investment from others.

Employees must not make an outside investment if such investment may present a potential conflict of interest.

PRINT Name			Social Security Number		Date

Title/Position					Office Telephone Number

Branch/Department Name	Branch/P&L Number		Location

Name of Investment				Anticipated Date of Investment	Amount of investment $

Type of Investment	☐ Private Placement Partnership	☐ Limited	☐ Other investment which cannot be made through a member company of Citigroup. (specify)

Does this entity have, or is it anticipated to have, an account or investment banking relationship with a member company of Citigroup?	☐ No	☐ Yes	If Yes, Specify Account Number or Describe Relationship

________________________________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________________________________

Is your participation exclusively as a passive investor?	☐ Yes	☐ No	If No, Please explain any other involvement.

Additional Remarks:

________________________________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________________________________

Employee Representations:

•	I understand that CAM is not recommending, soliciting interest in, or in any way commenting on the advisability or suitability of the investment. My decision to invest was made in my individual capacity independent from Citigroup Asset Management.

•	I have not, and will not, receive any selling compensation from anyone in connection with this investment.

Send the completed form and all relevant documents to:

Compliance Department, 300 First Stamford Place, 4th Floor, Stamford CT, 06902.

Employee Signature	Employee’s Signature			Date

Supervisor Approval	Print Name of Supervisor	Title of Supervisor	Signature of Supervisor	Date

Chief Investment Officer (CIO) Approval (if applicable)	Print Name of CIO	Signature of CIO	Date

Compliance Department Review	Print Name	Signature	Date

EXHIBIT E

CITIGROUP ASSET MANAGEMENT–NORTH AMERICA

Acknowledgement of Code of Ethics Form

I acknowledge that I have received and read the Code of Ethics for Citigroup Asset Management – North America and Certain Registered Investment Companies dated January 28, 2005. I understand the provisions of the Code of Ethics as described therein and agree to abide by them.

Employee Name (Print):
Signature:
Date:

Tax I.D./Social Security Number:	Date of Hire:

Job Function & Title:	Supervisor:

Location:

Floor and/or Zone:	Telephone Number:

NASD Registered Employee (Please check one)        ☐  Yes        ☐  No

If registered, list Registration \ License:

This Acknowledgment form must be completed and returned within 10 days of employment to the Citigroup Asset Management Compliance Department – 300 First Stamford Place, 4th Floor, Stamford CT, 06902. Original signature must be sent; however a fax copy may be sent to (203) 890-7102 in order to meet the ten (10) day deadline.

EXHIBIT F

Citigroup Asset Management-North America

Initial Report of Securities Holdings Form

This report must be signed, dated and returned within 10 days of employment and the holdings report must be current as of a date not more than 45 days prior to the employee becoming a Covered Person. This report must be submitted to the Citigroup Asset Management Compliance Department, 300 First Stamford Place, 4th Floor, Stamford CT, 06902

______________________________________________________________________________________________________________________________

Employee Name: Date of Employment:

______________________________________________________________________________________________________________________________

Brokerage Accounts:

❑	I do not have a beneficial ownership of any account(s) with any financial services firm.

Please refer to Exhibit “A” for definition of beneficial ownership.

❑	I maintain or have a beneficial ownership in the following account(s) with the financial services firm(s) listed below (attach additional information if necessary-e.g., a brokerage statement). Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.

Name of Financial Service(s) Firm and Address	Account Title	Account Number
________________________	________________________	________________________
________________________	________________________	________________________

Securities Holdings:

Complete the following (or attach a copy of your most recent statement(s)) listing all of the securities holdings in which you have a beneficial ownership, with the exception of non-proprietary U.S. registered open-ended mutual funds for which CAM does not serve as a sub-adviser and U.S Government securities if:

•	You own securities that are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement that is attached. Use additional sheets if necessary.

•	Your securities are not held with a financial service(s) firm (e.g., stock and dividend reinvestment programs and private placements, shares held in certificate form by you or for you or shares held at a transfer agent).

Title of Security	Ticker Symbol or CUSIP No.	Number of Shares	Principal Amount	Held Since	Financial Services Firm
________________________	_________	_________	_________	_________	_________
________________________	_________	_________	_________	_________	_________
________________________	_________	_________	_________	_________	_________

❑	I have no securities holdings to report.

I certify that I have received the CAM - North America Code of Ethics and have read it and understood its contents. I further certify that the above represents a complete and accurate description of my brokerage account(s) and securities holdings as of my date of employment.

Signature:	Date of Signature:

EXHIBIT G

CITIGROUP ASSET MANAGEMENT-NORTH AMERICA

Annual Compliance Certification Form

(Page 1)

Annually, Citigroup Asset Management employees must confirm details of brokerage, bank trust or other accounts used for personal securities transactions and details of outside business affiliations10. Such affiliations include directorships, other business activities and investments in securities that cannot ordinarily be made through a Citigroup brokerage account (i.e. a private placement or a limited partnership). Please note that any open-end U.S. mutual funds sub-advised by CAM must to be transferred to either Smith Barney or Citicorp Investment Services.

I.	Brokerage Accounts:

❑	I do not have a beneficial ownership in any account(s) with any financial services firm. Please refer to Exhibit “A” for definition of beneficial ownership.

❑	I maintain or have a beneficial ownership in the following account(s) with the financial services firm(s) listed below. Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of December 31, 2004.

Name of Financial Service(s) Firm and Address	Account Title	Account Number
____________________	____________________	____________________
____________________	____________________	____________________
____________________	____________________	____________________

II.	Securities Holdings:

❑	I have no securities holdings to report.

❑	I maintain or have a beneficial ownership in the following securities owned which may be held by a broker, dealer, transfer agent, or bank in an account other than an approved brokerage account or by an Access Person (or by another party on behalf of the Access Person) or in certificate form (e.g., a stock certificate placed in a safe deposit box) or in a stock purchase plan or dividend reinvestment plan. You must include CAM proprietary mutual funds, mutual funds sub-advised by CAM (see attached list of sub-advisory U.S. mutual fund relationships), and off-shore (non-U.S.) mutual funds.

Title of Security	Ticker Symbol	Number of Shares	Principal Amount	Held Since	Financial Services Firm
____________________	__________	__________	__________	__________	__________
____________________	__________	__________	__________	__________	__________
____________________	__________	__________	__________	__________	__________

Please proceed to page 2

[10]	Rule 17j-1 under the Investment Company Act of 1940, and Rule 204A-1 under the Investment Advisers Act of 1940.

EXHIBIT G

CITIGROUP ASSET MANAGEMENT-NORTH AMERICA

Annual Compliance Certification Form

(Page 2)

III.	Outside Business Affiliations:

❑	I have no outside business affiliations to report.

❑	I maintain the following directorships, other business activities and investments in securities that cannot ordinarily be made through a Smith Barney or Citicorp Investment Services account. Include investments beneficially owned by (i) a spouse; or (ii) an immediate family member in the same household)

Firm Name/Investment (add additional lines, if necessary)	Position/Activity	Date Commenced
_____________________	_____________________	_____________________
_____________________	_____________________	_____________________

I certify that the above information is complete and accurate as of December 31, 2004.

I acknowledge that I have received and read the Code of Ethics for Citigroup Asset Management, North America, dated January 28, 2005 and Citigroup Code of Conduct dated April 2004, which is included in the E-Mail together with this document. I fully understand the provisions of the Codes-including the new provisions that bring any open-end U.S. mutual funds sub-advised by CAM and any off-shore mutual fund within the scope of this policy- as described therein and agree to abide by them. I also certify that I have complied with the requirements of the Code of Ethics and have pre-cleared and disclosed all securities transactions executed during calendar year 2004 pursuant to the requirements of the Code of Ethics.

Signature	Date

Name (Print)	Department

If, during 2004, you failed to seek pre-clearance for a personal securities transaction or otherwise violated the Code of Ethics, you must make your certification subject to that disclosure. If so, please indicate if a member of the Compliance Department has addressed this issue with you and if you fully understand the nature of your violation. Please return the completed and signed certification to the Compliance Department, located at 300 First Stamford Place, 4th Floor, Stamford CT, 06902, or fax to (203)-890-7102 by February 7, 2005. Any questions relating to the firm’s policies, including the requirement to seek pre-approval for personal investments and outside business affiliations, should be directed to the following members of the Compliance Department: James Nocilla (203-890-7062) or Raymond Ottusch (212-559-1121).

EXHIBIT H

CITIGROUP ASSET MANAGEMENT-NORTH AMERICA

Outside Business Affiliation Form

Employees must obtain prior written approval for any outside employment or other business affiliation including self-employment, ownership of or active participation in a business, fiduciary appointments, and any other position for which the employee accepts compensation. (Requests for approval of Outside Directorships must be submitted to the Compliance Department.)

COMPLETE ONE COPY OF THIS FORM FOR EACH APPLICABLE AFFILIATION.

PRINT Name		Social Security Number	Date
Title		Office Telephone Number
Branch/Department Name	Branch/P&L Number	Location
Name of Outside Entity
☐ Not-for-Profit	☐ Outside Employment	☐ Fiduciary Appointment	☐ Other (specify)
Nature of Business
Your Title or Function at Outside Entity		Date Association/Term Begins	Annual Compensation $

Time Devoted DURING Business Hours per Month	Time Devoted AFTER Business Hours per Month	Total Amount of time

Description of Duties:

Does this entity or any principal have an account or other business relationship with CAM or affiliates?	☐ No	☐ Yes	If Yes, Specify Account Number or Describe Relationship

Employee Representations:

•	I will not solicit others within the Firm or clients of the Firm to participate in, contribute to, or otherwise support the activities of the outside entity.

•	I will inform my supervisor of any material change in the nature of my affiliation with this outside entity or in the nature of the entity’s activities.

•	I will inform my supervisor and the Compliance Department of any potential conflicts of interest between my outside affiliation and my position within the Firm.

Employee Signature	Employee’s Signature			Date
Supervisor Approval	PRINT Name of Supervisor	Title of Supervisor	Signature of Supervisor	Date

Compliance Department Review	Print Name	Signature		Date

Upon completion of this form, send it via inter-office mail to:

Compliance Department, 300 First Stamford Place, 4th Floor, Stamford CT, 06902

EXHIBIT I

CITIGROUP ASSET MANAGEMENT-NORTH AMERICA

Outside Directorship Form

Employees must obtain prior written approval from their supervisor (BOM, SVP or MD level) for any outside directorship position of a not-for-profit or charitable organization. If the entity is in the financial services industry (such as a Credit Union) or the employee will be serving on an investment committee or participating in investment related decisions, the employee must also obtain additional approvals. Consult the Compliance Department. Any request to serve as a director of a for-profit organization must be approved by the Compliance Department and one of the Chief Investment Officers of Citigroup Asset management (CAM). Employees serving as outside directors are not entitled to indemnification or insurance coverage by CAM or affiliates unless service on the board is at the specific written request of CAM or affiliates.

COMPLETE ONE COPY OF THIS FORM FOR EACH APPLICABLE ENTITY.

PRINT Name	Social Security Number

Title	Office Telephone Number

Branch/Department Name	Branch/P&L Number	Location

1. Name of Entity	Date

2. ☐ Not-for-Profit ☐ For-Profit	3. ☐ Public ☐ Privately Owned

4. Main Activity of the Entity

5. Your Title or Function	Date Association/Term Begins	Date Term Expires	Annual Compensation $

6. Time Devoted During/After Business Hours	Time Devoted After Close of Market	Your Financial Interest in the Entity

7. Do any affiliates of CAM make a market in any securities issued by the entity? ☐ No ☐ Yes ☐ Not Applicable

8. Is the Directorship requested by CAM or its affiliates? ☐ No ☐ Yes ☐ Attach copy of Request Letter and other details.

9. Do you know of any significant adverse information about the entity or any        ☐  No    ☐   Yes    ☐   Attach detail and documents.

    actual or potential conflict of interest between the entity and CAM or its affiliates

10. For PUBLIC COMPANIES attach the most recent “10-K”, “10-Q”, Latest ☐ 10-K Attached ☐ Ann. Rpt Attached ☐ Prospectus Attached Annual Report, “8-K’s”, and Prospectus
For NON-PUBLIC ENTITIES attach Audit Financial Statements ☐ 10-Q Attached ☐ 8-K’s Attached ☐ Fin. Stmts. Attached

If yes, specify Account No.or describe relationship 11. Does the entity or any principal have an account or other business ☐ No ☐ Yes relationship with CAM or its affiliates?

12. Additional Remarks

Employee Representations:

•	I will not solicit others within the Firm or clients of the Firm to participate in, contribute to, or otherwise support the activities of the outside entity.

•	I will inform my supervisor of any material change in the nature of my affiliation with this outside entity or in the nature of the entity’s activities.

•	I will inform my supervisor and the Compliance Department of any potential conflicts of interest between my outside affiliation and my position within the Firm.

Employee Signature	Employee’s Signature			Date

Supervisor Approval	PRINT Name of Supervisor	Title of Supervisor	Signature of Supervisor	Date

Chief Investment Officer (CIO) Approval (if applicable)	PRINT Name of CIO		Signature of CIO	Date

Compliance Department Review	Print Name		Signature	Date

Upon completion of this form, send it via inter-office mail to:

Compliance Department, 300 First Stamford Place, 4th Floor, Stamford, CT 06902

EXHIBIT J

CITIGROUP ASSET MANAGEMENT-NORTH AMERICA

Temporary Workers/Independent Contractors Outside Brokerage Account

Approval Request Form (Work assignment greater than one year)

Temporary Workers/Independent Contractor Name:

Tax Identification/Social Security Number:

The following information is provided in order to obtain Compliance approval to open and/or maintain a brokerage account outside Smith Barney or Citicorp Investment Services:

Outside Brokerage Firm Name:

Brokerage Firm Address: (Where letter should be sent)

Account Number:

Full Account Title:

Please indicate the reason why you are requesting to open and/or maintain a brokerage account outside of Smith Barney or Citicorp Investment Services:

❑	The account is a fully discretionary account managed by investment advisors, which are registered as such with the SEC (see investment advisor acknowledgment form, attached).

❑	The account is a joint account with my spouse who works for the brokerage firm where the account will be maintained. My title and position with CAM is , and my spouse’s title and position with his/her firm is .

❑	Estate or trust accounts in which an employee or related person has a beneficial ownership (Please refer to Exhibit “A” for a definition of beneficial ownership.), but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution.

A copy any relevant statement(s) and this completed form must be provided to Citigroup Asset Management - Compliance Department. Mailing address is 300 First Stamford Place, 4th Floor, Stamford CT, 06902.

[Employee Signature]	Compliance Department

[Supervisor Signature]

Chief Investment Officer

NOT FOR USE BY CAM EMPLOYEES

EXHIBIT K

CITIGROUP ASSET MANAGEMENT-NORTH AMERICA

Temporary Workers/Independent Contractors

Pre-Trade Approval/Notification Form

Instructions:

All temporary workers and independent contractors are required to submit this form to the Compliance Department prior to placing a trade. The Compliance Department will notify the temporary worker/independent contractor as to whether or not pre-approval is granted. Pre-approval or acknowledgment of notification is effective only on the date granted. This completed form should be faxed to (203) 890-7102.

Temporary Worker/Independent Contractor Information

Temporary worker/independent contractor name:

Account Title:

Account Number:

Managed Account(s)/Mutual Fund(s) for which temporary worker/independent contractor is a Covered Person:

Security Information

		IPO	☐ Yes ☐ No	Private Placement ☐ Yes ☐ No

Security Name	Security Type-e.g., equity, mutual fund, debt, etc.	Ticker	Buy/Sell/ Redeem/Exchange	If Sale/Redemption /Exchange, Date First Acquired[11]	No. Shares/ Units	Large Cap Stock Exception?[12]
_____________________	________	________	________	________	________	________
_____________________	________	________	________	________	________	________

Your assignment with the Firm:

Certification

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department, or when executing transactions in proprietary open-end U.S. mutual funds or open-end U.S. mutual funds for which CAM serves as a sub-adviser notification is acknowledged by the Compliance Department. I further certify that to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by CAM (including mutual funds managed by CAM). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related security for any Managed Accounts and/or Mutual Funds for which I am considered a temporary Covered Person. The proposed transaction(s) are consistent with all firm policies regarding temporary worker/independent contractor personal securities transactions.

Signature                                                                                                                                             Date

For Use By the Compliance Department

Are Securities Restricted?	☐ Yes	☐ No	Pre-approval Granted/Notification Acknowledged?	☐ Yes	☐ No	Reason not granted:

Compliance Department Signature:				Date:		Time:

NOT FOR USE BY CAM EMPLOYEES

[11]	All securities sold must have been held for at least 60 days. All shares in proprietary open-end mutual fund or open-end mutual funds sub-advised by CAM redeemed or exchanged must have been held for at least 90 calendar days.
[12]	For purposes of CAM’s personal trading policies, a Large Cap Exemption applies to transactions involving 500 or fewer shares in aggregate and the stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $10 billion.

EXHIBIT L

CITIGROUP ASSET MANAGEMENT–NORTH AMERICA

Temporary Workers/Independent Contractors

Acknowledgement of Code of Ethics Form

I acknowledge that I have received and read the Code of Ethics for Citigroup Asset Management-North America and Certain Registered Investment Companies dated January 28, 2005. I understand the provisions of the Code of Ethics as described therein and agree to abide by them.

Temporary Workers/

Independent Contractors Name (Print):

Signature:
Date:

Tax I.D./Social Security Number:	Date of Assignment:

Job Function & Title:	Supervisor:

Location:

Floor and/or Zone:	Telephone Number:

This Acknowledgment form must be completed and returned within 10 days of assignment to the Citigroup Asset Management Compliance Department – 300 First Stamford Place 4th Floor, Stamford CT, 06902. Original signature must be sent; however a fax copy may be sent to (203) 890-7102 in order to meet the ten (10) day deadline.

NOT FOR USE BY CAM EMPLOYEES